Exhibit 10.14

CONFIDENTIAL

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

LICENCE AGREEMENT

This Agreement (“Agreement”) is effective as of this 27th day of June 2023, (“Effective Date”) between FILAMENT HEALTH CORP. a British Columbia corporation, with offices at #210-4475 Wayburne Drive, Burnaby BC V5G4X4 (“Filament”) and NeoLumina Bioscience Inc., a British Columbia corporation having a principal place of business at 7860 Venture St, Burnaby, BC, V5A 3A2 (“NeoLumina”). Filament and NeoLumina may be referred to herein singularly as a “Party” and collectively as the “Parties”.

WHEREAS,

A. Filament is a natural psychedelic extraction and drug discovery company with significant experience in developing, registering and manufacturing naturally extracted and standardized psilocybin formulations.

B. NeoLumina is a biotech company focused on the development and commercialization of novel therapeutics inspired by psychedelics.

C. Filament has and NeoLumina would like to receive certain rights, materials, data and other technical and/or business information which in whole or in part are considered to be proprietary and confidential to Filament.

D. Filament’s wholly-owned subsidiary, Psilo Scientific Ltd., is the manufacturer of the Material.

IN CONSIDERATION of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 In this Agreement:

(a) “Fields of Use” means activities governed by the FDA, Health Canada, or other federal agencies, which include preclinical studies, clinical studies and commercialization activities for PEX010 products for the treatment of eating disorders, which include mental conditions in which there is a persistent disturbance of eating behaviour, resulting in impairment of physical or mental health (“Eating Disorders”);

(b) “Materials” means PEX010 (25mg, 1mg or 5mg psilocybin standardized extract); and

(c) “Net Sales” means revenue after shipping and handling fees, discounts, reimbursements, returns, and taxes or other assessments collected from customers and remitted to governmental authorities. For clarity, Net Sales will refer to the sales of the Materials only, in other words, if the Material is supplied or administered in conjunction with psychotherapy or any other ancillary services, the value of additional therapy or other ancillary services portion of the supply will not count towards the Net Sales calculation. In any sale or other disposal of any Materials or part thereof otherwise than in any arm’s length transaction exclusively for money, the fair market price (if higher) in the relevant country of disposal shall be substituted for the Net Sales value;

(d) “Territory” means global

2. LICENSE

2.1 License. Subject to the terms and conditions of this Agreement, Filament hereby grants to NeoLumina an irrevocable, exclusive licence (the “License”) to use and distribute the Materials in the Territory solely for use in the Fields of Use.

2.2 Restrictions. NeoLumina shall not:

(a) sub-license or subcontract the Materials or rights granted herein to a third-party without the prior written consent of Filament or as expressly authorized under this Agreement; or

(b) offer for sale, sell or distribute, directly or indirectly, any Materials which have been supplied to NeoLumina in any jurisdiction outside of the Territory and shall prohibit (and strictly enforce such prohibition) its contractors and any other third parties to whom it provides Materials from doing so.

2.3 Permitted Use. Notwithstanding the foregoing, Filament may make, have made, use, offer to sell, sell and/or license the Materials or any other psilocybin-based material in the Fields of Use solely for use by academic and not-for-profit institutions, provided that neither such institutions nor their funders nor partners shall directly or indirectly be granted any commercialization rights with respect to such use of the Materials (a “Permitted Use”).

3. MATERIAL TRANSFER

3.1 Orders and Delivery. Upon NeoLumina’s written request from time to time during the Term, Filament may transfer to NeoLumina quantities of one or more materials (each such material or materials being referred to as “Material” or “Materials”). The Materials will be provided in one or more containers marked and bearing coded identification numbers and/or letters accompanied by a Material Transfer Record, a blank template of which is attached hereto as Appendix A, signed by a representative of each party. Each Material Transfer Record is and shall be incorporated herein and made a part hereof. Also, Filament may disclose to NeoLumina information regarding its Materials (“Know How”).

4. PAYMENT

4.1 Price. NeoLumina will pay the price for the Materials agreed upon by the parties prior to the delivery of the Materials. Filament shall issue an invoice for each delivery of Materials, which shall include any taxes payable in respect of the sale of the Materials.

4.2 Payment. NeoLumina shall pay all invoices within 30 days of their receipt. If any money due to Filament remains unpaid after the date on which the money should have been paid, then NeoLumina shall pay to Filament interest on the unpaid amount from the date on which the money was due at a rate of 5% per annum.

4.3 Development Milestone Payments. NeoLumina shall pay Filament the following milestone payments for any and all products that include the Materials as an active ingredient that achieve one or more of the following milestones (together, the “Development Milestones”):

(a)	Upfront Payment - $50,000 USD upon the earlier of: a) the 12 month anniversary of the Effective Date; or b) the submission and approval of NeoLumina’s first Phase 1 or Phase 2 Clinical Trial;

(b)	Phase 1 or 2 Approval - $200,000 USD upon each Phase 1 or Phase 2 Clinical Trial approval (or equivalent approval within the relevant jurisdiction);

(c)	Phase 3 Approval - $600,000 USD upon each Phase 3 Clinical Trial Approval (or equivalent approval within the relevant jurisdiction);

(d)	Marketing Authorization - $1,000,000 USD upon first marketing approval permitting commercial sales and $500,000 USD for each subsequent marketing approval permitting commercial sales in the four major markets, being the UK, EU, USA and Canada (the “Major Markets”). The Milestone Payments with respect to other countries outside of the four major markets who have lesser economic potential (e.g., South Africa, Australia, Mexico) (the “Secondary Markets” and collectively, the “Markets”)) will be $100,000 USD per market, capped at $1,000,000 USD in total for all Secondary Markets.

For the purposes of this Agreement “Clinical Trial” means a study, involving human subjects, for the purpose of discovering or verifying the safety, pharmacokinetics or effects of the Materials, or any and all products that include the Materials.

NeoLumina shall notify Filament in writing within 10 days following the achievement of each Development Milestone and shall make the appropriate Milestone payment within 30 days after the achievement of such Development Milestone.

4.4 Royalty Fee: A royalty of [*****] of Net Sales commencing upon first commercial sale of product and payable during the Royalty Term. The royalty will increase to [*****] upon NeoLumina and any Sublicensee together achieving total Net Sales of 250,000,000 USD. The royalty will increase to [*****] upon NeoLumina and any Sublicensee together achieving total Net Sales of 500,000,000 USD.

Beginning 12 months after the First Commercial Sale of the Material by NeoLumina, NeoLumina shall purchase a usage report by indication (or equivalent industry data source) on an annual basis, at its own expense. A payment equal to the annual net sales revenue for sales made by NeoLumina in product usage outside the Fields of Use shall be included in Net Sales and Royalty Fee.

4.5 Annual Exclusivity Fee: $100,000 USD per year beginning on the date of NeoLumina’s Phase 2 Clinical Trial study report (as per the date on the Clinical Trial study report). The Annual Exclusivity Fee shall be creditable against Royalty Fees.

4.6 Payment for Product Use Outside the Field of Use. Beginning 12 months after the First Commercial Sale of the Product, the Licensee shall purchase from IQVIA (or equivalent industry data source) on an annual basis, at its own expense, a Product usage report by indication. A payment equal to the Annual Net Sales Revenue for Product usage outside the Field of Use will be re-paid to the Licensor annually.

5. USE OF THE MATERIALS

5.1 Project. The Materials will be used by NeoLumina solely in connection with the research project specifically described in the aforementioned Material Transfer Record (the “Project”). Filament does not grant NeoLumina any rights to use the Material or Know How for any profit-making or commercial purposes. NeoLumina shall seek the prior written approval of Filament to use its Materials in studies beyond the scope of the Project.

5.2 Ownership and Security. The Materials shall be treated as property of Filament, and shall be used, securely stored and accounted for in accordance with Good Clinical Practice. Any unused Material shall be destroyed or returned to Filament.

5.3 Access. Except as set out in Section 5.3(b), NeoLumina shall not provide the Materials to a third party nor allow access to the Materials by a third party. Notwithstanding the foregoing, the Materials may be provided only to:

(a) those of NeoLumina employees who have a bona fide need to use the Materials for the purpose of the Project, provided that said employees accept the same obligations regarding the treatment of the Materials as set forth herein; and

(b) those of NeoLumina affiliates and third parties who have provided an acknowledgement agreement covenanting to Filament to, and to cause their employees and other representatives to, comply with all applicable terms of this Agreement, in the form as set forth in Appendix B (the ” Acknowledgement Agreement”) prior to receiving any Materials.

NeoLumina agrees that, prior to providing any materials to a NeoLumina affiliate or third party, NeoLumina shall cause such affiliate or third party to execute an Acknowledgement Agreement and that NeoLumina shall provide the executed Acknowledgement Agreement to Filament. NeoLumina further agrees that it shall ensure that each NeoLumina employee, affiliate or third party, as the case may be, complies with the applicable provisions of this Agreement and NeoLumina shall be liable to Filament for any breach by a NeoLumina employee, affiliate or third party for any breach of this Agreement. NeoLumina will promptly notify Filament in the event a third party is provided or allowed access to the Materials.

5.4 Analysis. NeoLumina shall not directly or through a third party analyze the Materials to determine their compositions. NeoLumina shall only subject the Materials to the tests recited or contemplated by the Project.

5.5 Results. The results of testing and any information derived from the Materials or the results of the testing (collectively, the “Test Results”) shall be the sole property of NeoLumina, provided that NeoLumina shall and does hereby grant a license to Filament to use the Test Results:

(a) for Filament to demonstrate the safety of the Materials;

(b) to support applications for regulatory approval of Filament’s products; and

(c) for Filament’s internal business use.

6. CONFIDENTIAL INFORMATION

6.1 Definition. For the purposes of this Agreement “Confidential Information” means the Materials, the Know How, the data and results of the testing of the Materials and any information relating thereto and the Purpose, and includes but is not limited to all information, in any form, known or used by, or in the possession of, a party in connection with its operations, business or assets, including but not limited to, strategic and business plans, financial information and data, marketing information, information as to business opportunities, strategies, research, development, production, business, operational or technical processes or systems, business or commercial operations, know-how, trade secrets, ideas, intellectual property, processes, technical information, methods, product or production information, formulas, compositions, designs, drawings, samples, Inventions, past, current, or future research and development, past, current, or future manufacturing, supplier, marketing or distribution methods or process, customer information and any other information which is designated as “Confidential,” “Proprietary,” or contains some similar designation, or which by its nature the receiving party knew or should have reasonably known under the circumstances is or is intended to be confidential or proprietary.

6.2 Obligations. Each of the parties hereby undertakes to keep the other party’s Confidential Information confidential, to not disclose such Confidential Information to any third party, and to not use such Confidential Information for any purpose other than the Project. The other party’s Confidential Information may be disclosed only to the recipient’s employees who have a bona fide need to know for the purpose of the Project, provided that they accept the same obligations of confidentiality as set forth herein. Each of the parties will promptly notify the other party in the event the other party’s Confidential Information is disclosed to a third party.

6.3 Exceptions. The confidentiality obligations of Section 6.2 shall not apply to any Confidential Information for which the recipient can establish by written records that it:

(a) was already known to the recipient prior to the receipt thereof from the other party;

(b) was already available to the public before the disclosure of the Confidential Information to the recipient;

(c) has subsequently become available to the public through no fault or default of the recipient;

(d) has subsequently been legally disclosed to the recipient by a third party who is not in breach of any obligation of confidence with the other party;

(e) was developed wholly independently by the recipient, without any reference to the other party’s Confidential Information; or

(f) is required to be disclosed by law.

For the purpose of this paragraph, disclosures made of Confidential Information that are specific in nature shall not be deemed within the foregoing exceptions merely because they are embraced by more general information available to the public or in the possession of the recipient.

7. INTELLECTUAL PROPERTY

7.1 Intellectual Property. For the purposes of this Agreement, “Intellectual Property” means all ideas, designs, design specifications, inventions, proprietary information, trade secrets, processes, research and development data, manufacturing procedures, software, works of authorship, improvements, or suggestions, whether or not patentable or copyrightable, conceived, created, adapted, or reduced to practice by or for a Party, whether made alone or in conjunction with others, including all present and future (i) patents, patent applications, and other industrial property rights, (ii) copyrights, mask work rights, and other rights associated with works of authorship, (iii) trade secret rights, (iv) rights in trademarks and trade names and similar rights, and (v) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature.

7.2 Ownership. Intellectual Property conceived, discovered or that comes into existence as a result of the Project or of either Party’s performance of its obligations under this Agreement that is related to the Materials, or otherwise derived either from the Know How or Intellectual Property owned or controlled by Filament (“Arising Materials IP”), shall be owned by Filament regardless of who is the source or inventor.

NeoLumina expressly acknowledges and agrees to the assignment to Filament of ownership and rights of Arising Materials IP as defined above. NeoLumina agrees to promptly inform Filament, and in any event within thirty (30) days of discovery, of the existence of any Arising Materials IP which would rightly be assigned to Filament under this Agreement. NeoLumina agrees and agrees on behalf of its employees, contractors and agents to execute, acknowledge and deliver at Filament’s expense, and as Filament may reasonably request, all such papers and documents, including assignment documents and agreements, and to perform such other actions to secure, verify or reflect such ownership or to secure proprietary protection in the name of Filament for such Arising Materials IP. Filament shall have full power and authority to file and prosecute patent applications throughout the world on such Arising Materials IP. On termination or expiration of this Agreement, NeoLumina shall forthwith transfer to Filament all Arising Materials IP, including copies or any derivatives thereof, and all information related thereto, that is owned by Filament as assigned under this Agreement.

For clarify, except for the Arising Materials IP, Intellectual Property conceived, discovered or that comes into existence as a result of the Projects, the use by NeoLumina of the Licensed IP or of either Party’s performance of its obligations under this Agreement that is not related to the Materials, or otherwise derived either from the Know How or Intellectual Property owned or contorlled by Filament (“Project IP”), shall be owned by NeoLumina regardless of who is the source or inventor.

Filament expressly acknowledges and agrees to the assignment to NeoLumina of ownership and rights of Project IP as defined above. NeoLumina agrees to promptly inform Filament, and in any event within thirty (30) days of discovery, of the existence of any Project IP which would rightly be assigned to NeoLumina under this Agreement. NeoLumina shall have full power and authority to file and prosecute patent applications throughout the world on such Project IP.

7.3 No Licenses. The transfer of Materials or disclosure of Know How shall not result in any obligation on the part of the parties to enter into any future agreement relating to the Materials or the Know How. Nothing contained herein shall be deemed to constitute, by implication or otherwise, the grant of any license or other rights in respect of any present or future Intellectual Property owned or controlled by Filament.

8. REPORTING

NeoLumina will:

(a) provide to Filament copies of final protocols that receive ethics and health authority approval for any clinical studies in which the Materials are used prior to administering the Materials in the clinical studies;

(b) report any adverse events, suspected unexpected serious adverse reactions (SUSAR) and all other events required to be reported under applicable law within required timelines;

(c) provide to Filament a detailed report of any adverse events occurring pursuant to the Project, within 24 hours of such event occurring;

(d) provide to Filament copies of all safety data that are generated from any clinical trials in which the Materials are used;

(e) disclose to Filament those portions of the Test Results specific to the Materials and their performance in NeoLumina’s products for which the Materials are to be tested in accordance with the Project; and

(f) provide to Filament a copy of the final report for each clinical study in which the Materials are used or, if no final report is prepared, a summary of safety and efficacy data for such clinical studies.

9. PUBLICITY

Neither party shall publish or disclose to any third party the existence of this Agreement, the parties’ relationship hereunder, or that NeoLumina is evaluating and/or considering the Materials for any purpose without the prior written approval of the other party. NeoLumina shall acknowledge Filament as the source of materials in any publication.

Filament shall be entitled to publish or make any such disclosures as may be required under applicable laws or rules of a securities exchange to which Filament is subject. In such case, Filament shall provide NeoLumina with an advance copy of such disclosure or publication to the extent the parties’ relationship hereunder is mentioned.

10. TERM AND TERMINATION

10.1 Term. This Agreement comes into effect on the Effective Date and expires fifteen (15) years thereafter, unless terminated early in accordance with a provision of this Agreement (the “Term”). Notwithstanding the foregoing, the exclusivity period of the License with respect to the Fields of Use shall come into effect on the Effective Date and expire on the later of:

(a)	3 months thereafter if NeoLumina has not commenced any Projects related to the submission of an application to approve a Phase 1 or Phase 2 Clinical Trial (or equivalent submission within the relevant jurisdiction);

(b)	Completion of any Project(s), for which Milestone Payments have been made, and for which commercially reasonable efforts are not being made to advance; and

(c)	If NeoLumina notifies Filament that it does not plan to retain Exclusivity, after the date of NeoLumina’s Phase 2 Clinical Trial study report, summarized within Section 4.5.

10.2 Early Termination. Either party may terminate this Agreement with 30 days written notice to the other party. In such an event, NeoLumina shall immediately cease its Project activities.

10.3 Survival. The provisions of Sections 1, 2.2, 4.3, 5.4, 5.5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall survive termination and expiration of this Agreement.

11. DISCLAIMER OF WARRANTY

Filament gives no warranty, express or implied, as to the fitness of the Materials and/or Know How for the Project other than that the Materials have been manufactured using Good Manufacturing Practice and will be sent to NeoLumina in compliance with applicable laws. Further, Filament gives no warranty, express or implied, of non-infringement and the Materials and Know How are being provided “as is” and NeoLumina accepts all risks associated with its use thereof.

12. LIMITATION OF LIABILITY

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, FILAMENT, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATES WILL NOT BE LIABLE TO THE TRANSFEREE FOR INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST OR DIMINISHED PRODUCTION, BUSINESS INTERRUPTION OR CLAIMS OF CUSTOMERS OR OTHER THIRD PARTIES, REGARDLESS OF WHETHER FILAMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OR WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OTHER TORT, OR OTHERWISE.

13. INDEMNIFICATION

13.1 Obligations. NeoLumina will defend, indemnify, and hold harmless Filament, and its directors, officers, employees and agents from and against any damages, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees, court costs, and other costs) arising from fines, civil penalties or personal injury to or damage to the property of third parties (including for the purposes of this Section 13.1 the employees of Filament) caused by or arising from the Project, except to the extent such damages, liabilities, losses, costs, and expenses arise from the negligence or wrongful acts of Filament, its directors, officers, employees, and agents.

13.2 Notice; Defense. In the event that a party receives notice of any third party claim, action or proceeding for which such party (the “Indemnitee”) claims indemnity hereunder, the Indemnitee will promptly notify the other party (the “Indemnitor”) of such matter. The Indemnitor will then promptly assume responsibility for and will have full control of such matter, including settlement negotiations and any legal proceedings, and the Indemnitee will fully cooperate at the Indemnitor’s expense in the Indemnitor’s handling and defense thereof. The Indemnitee may participate, at its own expense, in the defense of such claim or litigation provided that the Indemnitor will direct and control the defense of such claim or litigation. The Indemnitor will not, in the defense of such claim or litigation resulting therefrom, (a) consent to entry of any judgment except with the written consent of the Indemnitee, which will not be unreasonably withheld, or (b) enter into any settlement, which (i) does not include as an unconditional term thereof the giving by the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation or (ii) contains any admission of liability, except with the written consent of the Indemnitee, which will not be unreasonably withheld.

13.3 Insurance. Each of the Parties shall, at its cost, maintain or effect and maintain insurance policies that cover a scope of liability and provide coverage in amounts that are commercially reasonable given the activities and potential liabilities contemplated by this Agreement.

14. MISCELLANEOUS PROVISIONS

14.1 Employee Consent. NeoLumina shall procure that the researchers and other personnel at any time associated with the Project shall confirm their knowledge of and consent to the terms of this Agreement.

14.2 Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the choice of law provisions thereof which will be disregarded in their entirety. Any unresolved disputes between the parties, including all claims for legal and equitable relief, will be submitted to a court of competent jurisdiction in the Province of British Columbia, Canada. Nothing in this Section 14.2 will prevent either party from immediately seeking injunctive relief from any court of competent jurisdiction.

14.3 Equitable Relief. NeoLumina acknowledges that, due to the nature of the Materials and Know How, any breach of the obligations of this Agreement would cause irreparable harm to Filament for which damages is not an adequate remedy and that Filament will be entitled to seek equitable relief in addition to all other remedies available at law.

14.4 Notices. Except as otherwise provided in this Agreement, any notice or the like pursuant to this Agreement shall be in writing in the English language and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile, electronic computer mail, or express delivery with fees prepaid, whether public or private carrier, addressed as below or to such other persons and addresses as the parties may designate in writing from time to time.

If to Filament:

If to NeoLumina:

14.5 Export Control. Both parties understand that any Materials may be subject to export control and embargo laws, regulations or orders of Canada and the United States. Neither party hereto will knowingly export, directly or indirectly, to any country for which Canada the United States, as the case may be, has an applicable embargo or requires an export license without first obtaining such a license.

14.6 Counterparts, Signatures, Authorization. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Signatures via facsimile or other electronic means are deemed to be the same as original signatures. Each of the parties agrees to the terms of this Agreement, and the person signing on behalf of each party represents that he or she is authorized to execute this Agreement on behalf of such party and has the authority to bind such party to the terms and conditions of this Agreement.

14.7 Assignment. Neither of the parties shall assign, transfer, or otherwise dispose of this Agreement to any third party without the prior written consent of the other party. The Agreement will inure the benefit of, and be binding on any permitted assignee or successor.

14.8 Amendments. Any and all amendments to, and extensions of this Agreement will only be effective if agreed and executed in writing by both parties.

14.9 Severability. If any term, provision, undertaking or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable (in whole or in part), the remainder of the terms, provisions, undertakings and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated. Any such invalid, illegal, or unenforceable provision or portion of this Agreement shall be changed and interpreted, and any unintentional gap filled, so as to best accomplish the objectives of such provision or portion thereof in light of the purpose of this Agreement and within the limits of applicable law.

14.10 Waiver. Any waiver by either party of any right resulting from a breach of this Agreement shall not imply waiver of any future enforcement of such right nor any waiver of any other right arising from this Agreement or resulting from the breach of any other provision of this Agreement.

14.11 Construction and Interpretation. All terms defined in the singular form shall include the plural and vice versa. Unless otherwise stated, all sections referred to herein are sections of this Agreement. Each of the exhibits, schedules and appendices referred to in this Agreement and attached hereto, and all attachments and amendments thereto, are and shall be incorporated herein and made a part hereof. The headings of the sections in this Agreement are inserted for convenience only and are not intended to interpret, define or limit the scope or content hereof or any provision hereof. The word “including” will not be construed as limiting the immediately preceding general term or statement.

14.12 Entire Agreement. This Agreement and any appendix hereto constitute the entire understanding between the Parties and supersede any prior communications, representations or agreements, whether oral or in writing, regarding the same matter between them.

14.13 Advice of Counsel. Each party has consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and shall be construed accordingly.

14.14 No relationship. This Agreement does not create an agency or partner relationship between the parties.

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The parties have caused this Agreement to be executed as of the Effective Date.

FILAMENT HEALTH CORP.		NeoLumina Bioscience Inc.

By:	/s/ Warren Duncan	By:	/s/ Gaetano Morello
	(Signature)		(Signature)

Name:	Warren Duncan	Name:	Gaetano Morello
	(Print – Block Letters)		(Print – Block Letters)

Title:	Chief Financial Officer	Title:	CEO
	(Print – Block Letters)		(Print – Block Letters)

Date:	6/27/2023	Date	6/29/2023

APPENDIX A

MATERIAL TRANSFER RECORD

Date: ____________________________

Filament: ____________________________________________________________________

NeoLumina: __________________________________________________________________

RE: Transfer of Materials subject to the License Agreement between Filament Health Corp. and NeoLumina having an Effective Date of ___________(the “License Agreement”).

The following Materials (as defined in the License Agreement) and a description of each are herewith provided by Filament to NeoLumina along with this Material Transfer Record:

The Materials and any Know How are being transferred to enable NeoLumina to evaluate the utility of the Materials as a/an [insert product type] in [insert a description of [XXX]’s products for which the Materials are to be tested] (in accordance with Filament / [Party]’s standards of evaluation for such materials) (the “Project”).

NeoLumina acknowledges receipt of the described Materials, subject to the terms of the License Agreement.

Receipt of the Material shipment should be acknowledged by [XXX]’s authorized representative by initialling or executing duplicate originals of this Material Transfer Record, with a copy returned to Filament.

FILAMENT HEALTH CORP.		NeoLumina Bioscience Inc.

By:		By:
	(Signature)		(Signature)

Name:		Name:
	(Print – Block Letters)		(Print – Block Letters)

Title:		Title:
	(Print – Block Letters)		(Print – Block Letters)

Date:		Date

APPENDIX B

FORM OF ACKNOWLEDGEMENT AGREEMENT

[Insert Contact Information of Filament]

Attention: [Insert contact person of Filament]

Dear Sirs/Mesdames:

Unless otherwise defined herein, capitalized expressions used herein shall have the meanings as defined in the License Agreement between Filament Health Corp. and NeoLumina dated __________, 20___ (the “License Agreement”).

The undersigned hereby acknowledges that it has received a copy of and understands the terms and conditions set forth in the License Agreement.

In consideration of Filament agreeing to the provision of Materials by NeoLumina to the undersigned, of NeoLumina providing such Materials to the undersigned, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to, and to cause its employees and other representatives to, comply with those provisions in the License Agreement that in any way, whether directly or indirectly, relate to the Materials.

Yours very truly,

(Name of Affiliate or Third Party)

<Signature of Affiliate or Third Party >